Morgan Stanley Institutional Fund Trust - Global Strategist
Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased:	 ABN AMRO Bank N.V. 2.500%
due 10/30/2018
Purchase/Trade Date:	  10/23/2013
Offering Price of Shares: $99.841
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $300,000
Percentage of Offering Purchased by Fund: 0.030
Percentage of Fund's Total Assets: 0.24
Brokers:  Barclays Capital Inc., Citigroup Global Markets
Inc., Goldman, Sachs & Co., HSBS Securities (USA) Inc.
and Morgan Stanley & Co. LLC, ABN AMRO Bank N.V.
Purchased from: Goldman Sachs
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased: Altria Group Inc.  5.375% due
1/31/2044
Purchase/Trade Date:	  10/28/2013
Offering Price of Shares: $99.574
Total Amount of Offering: $1,800,000,000
Amount Purchased by Fund: $150,000
Percentage of Offering Purchased by Fund: 0.008
Percentage of Fund's Total Assets: 0.12
Brokers:  Goldman, Sachs & Co., Morgan Stanley, RBC,
Scotiabank, Barclays, Citigroup, Credit Suisse, Deutsche
Bank Securities, JP Morgan, Banca IMI, CastleOak
Securities, L.P., HSBC, Loop Capital Markets, Santander,
Wells Fargo Securities
Purchased from: Goldman Sachs
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.



Securities Purchased:	 Monongahela Power Company
5.400% due 12/15/2043
Purchase/Trade Date:	  11/19/2013
Offering Price of Shares: $99.819
Total Amount of Offering: $600,000,000
Amount Purchased by Fund: $75,000
Percentage of Offering Purchased by Fund: 0.013
Percentage of Fund's Total Assets: 0.06
Brokers:  JP Morgan, Morgan Stanley, RBS, Wells Fargo
Securities, Credit Suisse, KeyBanc Capital Markets,
Mitsubishi UFJ Securities, Scotiabank, US Bancorp,
BBVA, CIBC, Huntington Investment Company, TD
Securities
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Thermo Fisher Scientific Inc.
4.150% due 2/1/2024
Purchase/Trade Date:	  12/4/2013
Offering Price of Shares: $99.730
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $150,000
Percentage of Offering Purchased by Fund: 0.015
Percentage of Fund's Total Assets: 0.12
Brokers:  Barclays, JP Morgan, RBS, BofA Merrill Lynch,
Citigroup, Credit Suisse, HSBC, Morgan Stanley, Banca
IMI, BNP Paribas, BNY Mellon Capital Markets, LLC,
Goldman, Sachs & Co., ING, KeyBanc Capital Markets,
Mitsubishi UFJ Securities, Mizuho Securities, Scotiabank,
SMBC Nikko, US Bancorp
Purchased from: Barclays Capital
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.




Securities Purchased:	 Hewlett-Packard Co. 2.750% due
1/14/2019
Purchase/Trade Date:	  1/9/2014
Offering Price of Shares: $99.954
Total Amount of Offering: $1,250,000,000
Amount Purchased by Fund: $190,000
Percentage of Offering Purchased by Fund: 0.015
Percentage of Fund's Total Assets: 0.15
Brokers:  BofA Merrill Lynch, BNP Paribas, RBS, Wells
Fargo Securities, ANZ Securities, Barclays Capital, BNY
Mellon Capital Markets, LLC, Citigroup, Credit Suisse,
Deutsche Bank Securities, HSBC, JP Morgan, Morgan
Stanley, RBC Capital Markets, Santander, Societe
Generale, Standard Chartered Bank
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Novartis Capital Corp. 3.400% due
5/6/2024
Purchase/Trade Date:	  2/18/2014
Offering Price of Shares: $99.287
Total Amount of Offering: $2,150,000,000
Amount Purchased by Fund: $370,000
Percentage of Offering Purchased by Fund: 0.017
Percentage of Fund's Total Assets: 0.29
Brokers:  BofA Merrill Lynch, Goldman, Sachs & Co.,
Barclays, Citigroup, Credit Suisse, Deutsche Bank
Securities, JP Morgan, BNP Paribas, HSBC, Morgan
Stanley, RBS, UBS Investment Bank
Purchased from: Goldman Sachs
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Medtronic Inc. 3.625% due
3/15/2024
Purchase/Trade Date:	  2/20/2014
Offering Price of Shares: $99.806
Total Amount of Offering: $850,000,000
Amount Purchased by Fund: $250,000
Percentage of Offering Purchased by Fund: 0.029
Percentage of Fund's Total Assets: 0.20
Brokers:  Barclays, BofA Merrill Lynch, Goldman, Sachs
& Co., RBS, Morgan Stanley, UBS Investment Bank,
Mizuho Securities, US Bancorp, Wells Fargo Securities
Purchased from: Barclays Capital
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Cisco Systems Inc. 2.900% due
3/4/2021
Purchase/Trade Date:	  2/24/2014
Offering Price of Shares: $99.818
Total Amount of Offering: $500,000,000
Amount Purchased by Fund: $35,000
Percentage of Offering Purchased by Fund: 0.007
Percentage of Fund's Total Assets: 0.03
Brokers:  BofA Merrill Lynch, Barclays, Deutsche Bank,
JP Morgan, Citigroup, HSBC, Wells Fargo Securities,
BB&T Capital Markets, BNP Paribas, Credit Suisse,
Goldman, Sachs & Co., Morgan Stanley, RBS
Purchased from: Barclays Capital
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Gilead Securities Inc. 3.700% due
4/1/2024
Purchase/Trade Date:	  3/4/2014
Offering Price of Shares: $99.839
Total Amount of Offering: $1,750,000,000
Amount Purchased by Fund: $380,000
Percentage of Offering Purchased by Fund: 0.022
Percentage of Fund's Total Assets: 0.30
Brokers:  BofA Merrill Lynch, JP Morgan, Goldman, Sachs
& Co., Wells Fargo Securities, Barclays, HSBC, Mitsubishi
UFJ Securities, Mizuho Securities, RBC Capital Markets,
SMBC Nikko, US Bancorp, Morgan Stanley
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Abbey National Treasury Services
4.000% due 3/13/2024
Purchase/Trade Date:	  3/10/2014
Offering Price of Shares: $99.332
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $120,000
Percentage of Offering Purchased by Fund: 0.012
Percentage of Fund's Total Assets: 0.09
Brokers:  Barclays, Citigroup, Morgan Stanley, RBS
Santander
Purchased from: Barclays Capital
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.